Surf Air Mobility Secures $50 Million Financing to Fund

Transformation Plan and Path to Profitability

Company Receives Four Year Term Loan from Comvest Partners, a Multi-Billion-Dollar Investment Management Firm

At SOFR +5%, Term Loan Lowers Company’s Cost of Capital and

Minimizes Dilution

Robust Cash Position Enables New Management Team to

Advance Four Phase Transformation Plan

LOS ANGELES – November 14, 2024 – Surf Air Mobility Inc. (NYSE: SRFM) (“the Company”), a leading regional air mobility platform, today announced the closing and funding of its new Senior Secured Term Loan from a multi-billion-dollar investment management firm. The new facility is comprised of (i) a $44.5 million term loan, which was fully funded today, and (ii) a $5.5 million delayed draw term loan to be used for interest payments over the first 18 months.

Oliver Reeves, Chief Financial Officer, said: “Today we have fundamentally restructured our balance sheet – addressing our near-term liquidity constraints, lowering our cost of capital, minimizing potential dilution under our equity share subscription facility, and repositioning Surf Air Mobility for profitable growth. Alongside this transaction, we have reduced liabilities and, as a result, have significantly strengthened our balance sheet. We are now poised to optimize the structure of our business and capitalize on the opportunities before us.”

This financing is a catalyst for the Company to initiate the next phase of its transformation which will allow the Company to achieve its long-term goal of introducing software and electrified aircraft to become the world’s premiere regional air mobility platform.

The 4-phase transformation plan includes:

•
Phase 1: Transformation (complete) – Improved capital structure, strengthened balance sheet, put a new management team in place, and realized operational synergies from the Southern Airways merger
•
Phase 2: Optimization (2025-2026) – Optimize airline operations, recalibrate the On Demand business, and drive efficiencies from SurfOS
•
Phase 3: Expansion (2026-2027) – Rapidly expand tier 1 routes by leveraging improved business infrastructure and proprietary software developed with Palantir Technologies (NYSE: PLTR)
•
Phase 4: Acceleration (2027+) – Grow revenue and margins by implementing electrification technologies and expanding technology platform

Deanna White, Interim CEO and Chief Operating Officer, said: “As we enter the next phase of our transformation plan, we are focused on optimizing operations and capital allocation to meaningfully improve profitability in the near term. As we look further ahead, phases three and four of our plan will allow us to become the technology-enabled platform best positioned to capture a significant share of the $75B+ global regional air mobility market.”

The Company noted that a copy of its term loan agreement and related agreements will be filed with the Securities Exchange Commission on November 14, 2024.

Contacts

For Press:
press@surfair.com

For Investors:
investors@surfair.com

Source: Surf Air Mobility Inc.

About Surf Air Mobility

Surf Air Mobility is a Los Angeles-based regional air mobility platform and the largest commuter airline in the U.S. by scheduled departures as well as the largest passenger operator of Cessna Caravans in the U.S. In addition to its airline operations, Surf Air is currently developing an AI powered airline software operating system and is working toward certification of electric powertrain technology. We plan to offer our technology solutions to the entire regional air mobility industry to improve safety, efficiency, profitability and reduce emissions.

Forward-Looking Statements

This Press Release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995, including statements regarding the anticipated benefits of the transaction; Surf Air Mobility’s implementation of its transformation strategy; Surf Air Mobility’s ability to anticipate the future needs of the air mobility market; future trends in the aviation industry, generally; Surf Air Mobility’s profitability and future financial results; and Surf Air Mobility’s balance sheet and liquidity. Readers of this release should be aware of the speculative nature of forward-looking statements. These statements are based on the beliefs of Surf Air Mobility’s management as well as assumptions made by and information currently available to Surf Air Mobility and reflect Surf Air Mobility’s current views concerning future events. As such, they are subject to risks and uncertainties that could cause actual results or events to differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, among many others: Surf Air Mobility’s future ability to pay contractual obligations and liquidity will depend on operating performance, cash flow and ability to secure adequate financing; Surf Air Mobility’s limited operating history and that Surf Air Mobility has not yet manufactured any hybrid-electric or fully-electric aircraft; the powertrain technology Surf Air Mobility plans to develop does not yet exist; any accidents or incidents involving hybrid-electric or fully-electric aircraft; the inability to accurately forecast demand for products and manage product inventory in an effective and efficient manner; the dependence on third-party partners and suppliers for the components and collaboration in Surf Air Mobility’s development of hybrid-electric and fully-electric powertrains and its advanced air mobility software platform, and any interruptions, disagreements or delays with those partners and suppliers; the inability to execute business objectives and growth strategies successfully or sustain Surf Air Mobility’s growth; the inability of Surf Air Mobility’s customers to pay for Surf Air Mobility’s services; the inability of Surf Air Mobility to obtain additional financing or access the capital markets to fund its ongoing operations on acceptable terms and conditions; the outcome of any legal proceedings that might be instituted against Surf Air, Southern or Surf Air Mobility, the risks associated with Surf Air Mobility’s obligations to comply with applicable laws, government regulations and rules and standards of the New York Stock Exchange; and general economic conditions. These and other risks are discussed in detail in the periodic reports that Surf Air Mobility files with the Securities Exchange Commission (“SEC”), and investors are urged to review those periodic reports and Surf Air Mobility’s other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov, before making an investment decision. Surf Air Mobility assumes no obligation to update its forward-looking statements except as required by law.